EXHIBIT 10.1

AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (this "Agreement") is entered into by and among Global Innovation Corp., a Delaware corporation ("Global"), Best Circuit Boards, Inc. ("BCB"), and Brad Jacoby ("Jacoby") dated effective as of November __, 2006 (the "Effective Date").

RECITALS

A. On November 24, 2004, Integrated Performance Systems, Inc., a New York corporation ("Integrated"), issued three secured promissory notes in the principal amounts of $200,000, $1,000,000, and $3,000,000 (collectively, the "Notes"), each payable to Jacoby.

B. The Notes were secured by Integrated, which pledged through a security agreement (the "Integrated Security Agreement") all of the stock of Integrated's wholly owned subsidiary, BCB, as well as all of the assets of Integrated.

C. The Notes were further secured by LSC Merger Corp. ("LSCMC"), which pledged all of its assets through a security agreement (the "BCB Security Agreement," and collectively with the Integrated Security Agreement, the "Security Agreements"). LSCMC was merged into BCB effective as of November 24, 2004, and BCB is the successor-in-interest to LSCMC.

D. On October 28, 2005, Integrated, BCB and Jacoby amended and restated the BCB Security Agreement into the Amended and Restated BCB Security Agreement, amended and restated the Integrated Security Agreement into the Amended and Restated Integrated Security Agreement (collectively with the Amended and Restated BCB Security Agreement, the "Amended Security Agreements"), and amended, restated and consolidated the Notes into a single Amended and Restated Secured Promissory Note (the "Consolidated Note") in the principal amount of $4,200,000.

E. On the Effective Date Integrated merged with and into Global, with Global as the surviving corporation (the "Reincorporation"). In conjunction with the Reincorporation, Global effected a reverse stock split (the "Reverse Stock Split") in which 1 share of the common stock of Global was issued for each 25 shares of Integrated.

F. Because of the Reincorporation and the Reverse Stock Split, Global, BCB and Jacoby have agreed to amend and restate the Consolidated Note and the Amended Security Agreements pursuant to this Agreement.

NOW THEREFORE, Global, BCB and Jacoby agree as follows:

ARTICLE I
AMEND NOTE

1.1  Global, BCB and Jacoby agree to amend and restate the Amended Note into a Second Amended and Restated Secured Promissory Note ("Secured Promissory Note") in the form as attached hereto as Exhibit 1.1.

1.2  Global, BCB and Jacoby agree that the accrued interest for the Notes is $38,266.66 as of the date of this Agreement.

1.3  Global and BCB agree to pay Jacoby all of the accrued interest as described in Section 1.2.

ARTICLE II
AMEND SECURITY AGREEMENTS

2.1  Global and Jacoby agree to amend and restate the Amended Integrated Security Agreement in the form attached hereto as Exhibit 2.1.

2.2  BCB and Jacoby agree to amend and restate the Amended BCB Security Agreement in the form attached hereto as Exhibit 2.2.

2.3  Global and BCB agree to execute financing statements on Form UCC1 and file them in the appropriate county and state filing offices in the States of Delaware and Texas.

ARTICLE III
RATIFICATION

3.1  Global and Jacoby agree that the amendment and restatement of the Amended Notes and the Amended Security Agreements are only amendments of the Amended Note and Amended Security Agreements and do not in any way extinguish the original obligations of the Amended Note and Amended Security Agreements.

3.2  Global, BCB and Jacoby ratify and reconfirm the obligation of the Amended Note and Amended Security Agreements in the Amended and Restated Secured Promissory Note, the Amended and Restated Integrated Security Agreement and the Amended and Restated BCB Security Agreement, as modified therein.

ARTICLE IV
MISCELLANEOUS

4.1  Global has delivered to Jacoby all stock certificates of BCB with blank stock powers executed by Global.

4.2  This Agreement shall be governed by the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of Texas).

4.3  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.4  Facsimile signatures constitute an original signature for all purposes.

4.5  This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and, other than as expressly contemplated herein, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

EXECUTED effective as of the date first written above.

Global Innovation Corp.

By: /s/ BRAD JACOBY
Its:

Best Circuit Boards, Inc.

By: /s/ BRAD JACOBY
Its

/s/ BRAD JACOBY
Brad Jacoby